                                                                  EXHIBIT 99.(g)

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

May 13, 1996

Public Storage, Inc.
Glendale, California

Subject:  PS PARTNERS III

We have completed a limited appraisal of the real estate identified above and submit our findings in the following Restricted Appraisal Report. We understand this opinion of value will be utilized in conjunction with financial reporting requirements.

The following report is a Restricted Appraisal Report which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(c) of the Uniform Standards of Professional Appraisal Practice for a Restricted Appraisal Report. As such, it presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraiser's opinion of value. Supporting documentation concerning the data, reasoning, and analyses is retained in the appraiser's file. The depth of discussion contained in this report is specific to the needs of the client and for the intended use stated below. The appraiser is not responsible for unauthorized use of this report.

Furthermore, as agreed, this report is the result of a limited appraisal process in that certain allowable departures from specific guidelines of the Uniform Standards of Appraisal Practice were invoked. The intended user of this report is warned that the reliability of the value conclusion provided may be impacted to the degree there is a departure from specific guidelines of USPAP. The appraisal is limited in that we have relied primarily on the Income Capitalization Approach to value; the results were then compared to the indicated value via a Regression Technique of sales of comparable self-storage facilities.

The analytical process that was undertaken included a review of the properties unit mix, rental rates and historical financial statements. Following these reviews a stabilized level of net operating income was forecast for the properties. A value estimate was then made using both the Direct Capitalization Approach and the Discounted Cash Flow Approach; in instances where the occupancy rates were not at stabilized levels, we have relied upon a Discounted Cash Flow analysis. As additional support, a Regression Analysis was conducted using 338 sales of self storage properties. Based upon a correlation of the methodologies, for all properties that were stabilized, we arrived at an opinion of the aggregate market value for the 42-property portfolio.

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

                                                                 PS Partners III
                                                                          Page 2
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Historical operating statements, unit mix, net rentable area, rental rates, and property-specific data for the properties appraised were furnished by Public Storage, Inc. These financial operating statements and other information have been accepted without further verification as correctly representing operations and conditions of the subject properties.

Assets included within the scope of our valuation include land, land improvements, building improvements, and all fixed service equipment. Assets excluded are furniture, fixtures, machinery or equipment, personal property, supplies, materials on hand, inventories, company records, and any current or intangible assets that may exist

We have made no investigations of, nor assume any responsibility for the existence or impact of any hazardous substance, which may or may not be present on the properties, in the development of our limited appraisal opinion.

Market value is generally defined as:

     "the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.  Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised and acting in what they consider their own best interests;

     3.  A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

Fee Simple Interest (Estate) is defined as:

     "Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat."

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

                                                                 PS Partners III
                                                                          Page 3
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As used herein, NDRC's aggregate Market Value opinion is defined as our opinion that the aggregated market value estimate is likely to fall within a plus or minus 10% range of the total aggregate market value estimate if a complete, independent appraisal were performed on the same properties.

The properties that were the subject of this appraisal were not personally inspected.

Based on the limited investigations and analyses as described in this Restricted Appraisal Report, it is our opinion, as of January 31, 1996, that the Aggregate Market Value, or most probable selling price, of the fee simple interest in the 42-property subject portfolio, is represented in the amount of:

                NINETY TWO MILLION TWO HUNDRED THOUSAND DOLLARS
                                 ($92,200,000)

Our compensation was not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, the occurrence of a subsequent event, or the approval of a loan. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

Attached to this letter report please find the following exhibits:

     Exhibit A - Assumptions and Limiting Conditions
             B - Appraisal Certification
             C - Qualifications of Appraisers

             General Service Conditions

The undersigned certifies that they have the professional qualifications and competency necessary to complete this appraisal assignment in an appropriate manner.

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

                                                                 PS Partners III
                                                                          Page 4
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No investigation was made of the title to, or any liabilities against the property appraised.

This report has been prepared in accordance with the specifications agreed upon. We hope that you will find the details of this narrative appraisal relevant to your needs, and we would be happy to answer questions you might have.

Respectfully submitted,
Nicholson-Douglas Realty Consultants, Inc.

Duncan O. Douglas                           Lawrence R. Nicholson, MAI
Principal                                   Principal

Professional Assistance by
Ann M. Donohoo

attachments

96003

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

                                                                 PS Partners III
                                                                          Page 5
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                                   EXHIBIT A

                      ASSUMPTIONS AND LIMITING CONDITIONS

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

                                                                 PS Partners III
                                                                          Page 6
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                      ASSUMPTIONS AND LIMITING CONDITIONS

As agreed upon with the client prior to the preparation of this appraisal, this is a Limited Appraisal; it invokes the Departure Provision of the Uniform Standards of Professional Appraisal Practice. As such, information pertinent to the valuation has not been considered and/or the full valuation process has not been applied. Depending on the type and degree of limitations, the reliability of the value conclusion provided herein may be reduced.

This is a Restricted Report which is intended to comply with the reporting requirements set forth under Standard Rule 2-2(c) of the Uniform Standards of Professional Appraisal Practice for a Restricted Appraisal Report. As such, it does not include discussion of the data, reasoning, and analyses that were used in the appraisal process to develop the appraiser's opinion of value. Supporting documentation concerning the data, reasoning, and analyses is retained in the appraiser's file. The information contained in this report is specific to the needs of the client and for the intended use stated in this report. The appraiser is not responsible for unauthorized use of the report.

No responsibility is assumed for matters legal in nature. No investigation has been made of the title to or any liabilities against the property appraised.
The appraisal presumes, unless otherwise noted, that the owner's claim is valid, the property rights are good and marketable, and there are no encumbrances which cannot be cleared through normal processes.

To the best of our knowledge, all data set forth in this report are true and accurate. Although gathered from reliable sources, no guarantee is made nor liability assumed for the accuracy of any data, opinions, or estimates identified as being furnished by others which have been used in formulating this analysis.

Land areas and descriptions used in this appraisal were either obtained from public records or furnished by the client and have not been verified by legal counsel or a licensed surveyor. The land description is included for identification purposes only and should not be used in a conveyance or other legal document without proper verification by an attorney.

No soil analysis or geological studies were ordered or made in conjunction with this report, nor were any water, oil, gas, coal, or other subsurface mineral and use rights or conditions investigated.

Substances such as asbestos, urea-formaldehyde foam insulation, other chemicals, toxic wastes, or other potentially hazardous materials could, if present, adversely affect the value of the property. Unless otherwise stated in this report, the existence of hazardous substance, which may or may not be present on or in the property, was not considered by the appraiser in the development of the conclusion of value. The stated value estimate is predicated on the assumption that there is no material on or in the property that would cause such a loss in value. No responsibility is assumed for any such conditions, and the client has been advised that the appraiser is not qualified to detect such substances, quantify the impact on values, or develop the remediation cost.

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

                                                                 PS Partners III
                                                                          Page 7
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Assumptions and Limiting Conditions, page 2

No environmental impact study has been ordered or made. Full compliance with applicable federal, state, and local environmental regulations and laws is assumed unless otherwise stated, defined, and considered in the report. It is also assumed that all required licenses, consents, or other legislative or administrative authority from any local, state, or national government or private entity organization either have been or can be obtained or renewed for any use which the report covers.

Site plans are presented only as aids in visualizing the property and its environment. Although the material was prepared using the best available data, it should not be considered as a survey or scaled for size.

It is assumed that all applicable zoning and use regulations and restrictions have been complied with unless a nonconformity has been stated, defined, and considered in the appraisal report. Further, it is assumed that the utilization of the land and improvements is within the boundaries of the property described and that no encroachment or trespass exists unless noted in the report.

The value or values presented in this report are based upon the premises outlined herein and are valid only for the purpose or purposes stated.

The date of value to which the conclusions and opinions expressed apply is set forth in this report. Unless otherwise noted, this date represents the last date of our physical inspection of the property. The value opinion herein rendered is based on the status of the national business economy and the purchasing power of the U.S. dollar as of that date.

Testimony or attendance in court or at any other hearing is not required by reason of this appraisal unless arrangements are previously made within a reasonable time in advance therefor.

One or more of the signatories of this appraisal report is a member or candidate of the Appraisal Institute. The Bylaws and Regulations of the Institute require each member and candidate to control the use and distribution of each appraisal report signed by them.

Except as specifically presented in the letter of transmittal, possession of this report or any copy thereof does not carry with it the right of publication. No portion of this report (especially any conclusion to use, the identity of the appraiser or the firm with which he/she is connected, or any reference to the Appraisal Institute or the designations awarded by this shall be disseminated to the public through prospectus, advertising, public relations, news, or any other means of communication without the written consent and approval of Nicholson-Douglas Realty Consultants, Inc.

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

                                                                 PS Partners III
                                                                          Page 8
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                                   EXHIBIT B

                            APPRAISAL CERTIFICATION

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

                                                                 PS Partners III
                                                                          Page 9
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                            APPRAISAL CERTIFICATION

I certify that, to the best of my knowledge and belief:

     .  the statements of fact contained in this report are true and accurate.

     . the reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.

     . I have no present or prospective interest in the properties that are the subject of this report, and I have no personal interest or bias with respect to the parties involved.

     . my compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

     . my analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute and in conformance with the Uniform Standards of Professional Appraisal Practice.

     . I certify that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized individuals.

     . I have not made a personal inspection of the properties that are the subject of this report.

     . unless noted in this report, no one else has provided significant professional assistance to the person signing this report.

     . I certify that as of the date of this report, I have competed the requirements under the continuing education program of the Appraisal Institute.

     . this appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

        Lawrence R. Nicholson, MAI

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

                                                                 PS Partners III
                                                                         Page 10
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                            APPRAISAL CERTIFICATION

I certify that, to the best of my knowledge and belief:

     .  the statements of fact contained in this report are true and accurate.

     . the reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.

     . I have no present or prospective interest in the properties that are the subject of this report, and I have no personal interest or bias with respect to the parties involved.

     . my compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

     . my analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute and in conformance with the Uniform Standards of Professional Appraisal Practice.

     . I certify that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized individuals.

     . I have not made a personal inspection of the properties that are the subject of this report.

     . unless noted in this report, no one else has provided significant professional assistance to the person signing this report.

     . this appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

        Duncan O. Douglas

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

                                                                 PS Partners III
                                                                         Page 11
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                            APPRAISAL CERTIFICATION

I certify that, to the best of my knowledge and belief:

     .  the statements of fact contained in this report are true and accurate.

     . the reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.

     . I have no present or prospective interest in the properties that are the subject of this report, and I have no personal interest or bias with respect to the parties involved.

     . my compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

     . my analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute and in conformance with the Uniform Standards of Professional Appraisal Practice.

     . I certify that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized individuals.

     . I have not made a personal inspection of the properties that are the subject of this report.

     . unless noted in this report, no one else has provided significant professional assistance to the person signing this report.

     . this appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

        Ann M. Donohoo

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

                                                                 PS Partners III
                                                                         Page 12
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                                   EXHIBIT C

                            APPRAISER QUALIFICATIONS

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

                                                                 PS Partners III
                                                                         Page 13
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                           LAWRENCE R. NICHOLSON, MAI
                   NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.
                                   PRINCIPAL


EXPERIENCE           Principal of Nicholson-Douglas Realty Consultants, Inc., a
                     Milwaukee-based real estate appraisal and consulting firm dedicated to providing reliable and well documented valuations, feasibility and market studies, and other real estate consulting services in a personal and timely manner.

                     Prior to forming Nicholson-Douglas Realty Consultants, Mr. Nicholson was National Managing Director of the Real Estate Advisory Group (REAG) of American Appraisal Associates. As an operating unit of the world's largest independent valuation consulting firm, REAG specialized in providing appraisal, consulting, and market research services nationwide.

                     Mr. Nicholson has extensive experience with a variety of property types including office buildings, regional malls, shopping centers, apartment complexes, hotels, self storage facilities, business/industrial parks, developmental land, restaurants, and light and heavy industrial facilities. He has developed a national reputation for innovative market research and valuation techniques.

                     Local, regional and national clientele includes financial institutions, law firms, insurance companies, pension funds and pension fund managers, corporations, and governmental agencies, among others.

ACADEMIC             University of Wisconsin - Madison
BACKGROUND             Master of Science - Real Estate Appraisal and Investment
                                           Analysis
                     Bachelor of Business
                     Administration -    Finance & Real Estate

                     Northwestern University
                       Management coursework

                     Appraisal Institute
                       Numerous real estate appraisal courses

COURT
EXPERIENCE           Mr. Nicholson has provided expert testimony concerning the market value of real estate and partnership interests. He has given depositions, provided expert testimony and litigation support on the value of hotels, office buildings, regional malls, shopping centers, developmental land and industrial facilities.

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

                                                                 PS Partners III
                                                                         Page 14
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LAWRENCE R. NICHOLSON, MAI
PROFESSIONAL QUALIFICATIONS, CONTINUED

PROFESSIONAL
AFFILIATIONS         Appraisal Institute
                       MAI Designation (#8077)
                       Board of Directors, Badger Chapter (former)
                       Chairperson - Public Relations Committee (former) Ethics Administration Division - Assistant Regional
                         Member
                       Nonresidential Appraisal Reports Grader (former)

                     The Appraisal Foundation
                       Appraisal Standards Board - Technical Issues Task Force

                     State Certifications
                       Wisconsin Certified General Appraiser (#116)
                       Illinois Certified General Appraiser (#153-000752) Minnesota Certified Federal General Appraiser (#4000643)

                     National Council of Real Estate Investment Fiduciaries
                       (NCREIF) Valuation Committee

                     University of Wisconsin Real Estate Alumni Association


PUBLICATIONS, BOOKS
AND SPEECHES         Mr. Nicholson has authored articles and has been quoted as an expert in numerous real estate industry publications including The Appraisal Journal, Pension World, National
                     Real Estate Investor, The Real Estate Finance Journal,
                     Urban Land, Pensions & Investments, Commercial Investment
                     Real Estate Journal, Commercial Property News, Real Estate
                     Forum, Midwest Real Estate News, Crain's Chicago Business, and The Institutional Real Estate Letter. Mr. Nicholson has also co-authored a chapter regarding real estate valuation issues is the book The Annual Review of Investment Banking.
                     Additionally, Mr. Nicholson has given speeches regarding current real estate valuation issues.

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

                                                                 PS Partners III
                                                                         Page 15
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                               DUNCAN O. DOUGLAS
                   NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.
                                   PRINCIPAL


EXPERIENCE           Principal of Nicholson-Douglas Realty Consultants, Inc., a
                     Milwaukee-based real estate appraisal and consulting firm dedicated to providing reliable and well documented valuations, feasibility and market studies, and other real estate consulting services in a personal and timely manner.

                     Mr. Douglas has extensive experience with a variety of property types including office buildings, regional malls, shopping centers, apartment complexes, hotels, self storage facilities, business/industrial parks, developmental land, restaurants, and industrial facilities. He is responsible for a variety of client services including client-specific research projects, real estate valuation and consulting, expert testimony, feasibility and marketability studies.

                     Prior to the establishment of Nicholson-Douglas Realty Consultants, Inc., Mr. Douglas was the Director of Research for the Real Estate Advisory Group, a Senior Appraiser for American Appraisal Associates, Inc., a Senior Commercial Appraiser for Comerica Bank, Detroit, and had spent several years appraising real estate in Southern Ontario.

                     Mr. Douglas has appraised properties for purchase price allocation, income and estate tax settlement, year-end financial reporting, litigation, and financing purposes. Property interests he has appraised include fee simple, leased fee, leasehold, partial and partnership interests, as well as valuing participating mortgages.

                     He is an expert in the conception, development, and maintenance of databases tailored to the investment real estate field. He designs and implements report format, report presentation, and computer modeling techniques for appraising investment real estate. He was instrumental in developing and refining demand side analysis, a technique for forecasting growth in commercial real estate market segments.

                     Local, regional and national clients include the pension funds, banks, hospitality concerns, legal and accounting firms, as well as government agencies.

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

                                                                 PS Partners III
                                                                         Page 16
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DUNCAN O. DOUGLAS
PROFESSIONAL QUALIFICATIONS, CONTINUED

ACADEMIC             Fanshawe College
BACKGROUND             Associate - Real Estate/Urban Affairs

PROFESSIONAL
AFFILIATIONS         Associate Member of Appraisial Institute - M87-2712
                     Course work Includes:  1A1 Real Estate Appraisal Principals
                                            1A2 Basic Valuation Procedures
                                            SPP Standards of Professional
                                              Practice
                                            Capitalization Theory & Techniques
                                              Part A
                                            Capitalization Theory & Techniques
                                              Part B
                                            Case Studies in Real Estate
                                              Valuation
                                            Report Writing and Valuation
                                              Analysis
                                            The Appraisers Legal Liabilities
                                            Appraising Troubled Properties
                                            FIRREA: Overview and Practical
                                              Applications
                                            Environmental Risk and the Real
                                              Estate Appraisal Process
                                            Understanding Limited Appraisals
                                              and Appraisal Reporting Options-
                                              General

                     State Certifications
                       Wisconsin Certified General Appraiser (#175)
                       Michigan Certified Appraiser (#1201003105)
                       Georgia Certified General Real Property Appraiser
                         (#005334)

                     National Council of Real Estate Investment Fiduciaries
                       (NCREIF) Research Committee

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

                                                                 PS Partners III
                                                                         Page 17
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                                 ANN M. DONOHOO
                   NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.

EXPERIENCE           Staff appraiser with Nicholson-Douglas Realty Consultants,
                     Inc., a Milwaukee-based real estate appraisal and consulting firm dedicated to providing reliable and well documented valuations, feasibility and market studies, and other real estate consulting services in a personal and timely manner.

ACADEMIC             University of Wisconsin - Madison
BACKGROUND             Bachelor of Business Administration - Real Estate and
                         Urban Land Economics

                       Bachelor of Business Administration - Human Resource
                         Management

          [LETTERHEAD OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.]

                                                                 PS Partners III
                                                                         Page 18
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                           GENERAL SERVICE CONDITIONS

The service(s) provided by Nicholson-Douglas Realty Consultants, Inc. have been performed in accordance with professional appraisal standards. Our compensation was not contingent in any way upon our conclusions of value. We have assumed, without independent verification, the accuracy of all data provided to us. We have acted as an independent contractor and, although it is not our normal practice, we reserved the right to use subcontractors. All files, work papers, or documents developed by us during the course of the engagement are our property. We will retain this data for at least seven years.

Our report is to be used only for the purpose stated herein; any use or reliance for any other purpose, by you or third parties, is invalid. You may show our report in its entirety to those third parties who need to review the information contained herein. Except as specifically presented in the letter of transmittal, no reference to our name or our report, in whole or in part, in any document you prepare and/or distribute to third parties may be made without our prior written consent.

You agree to indemnify and hold us harmless against and from any and all losses, claims, actions, damages, expenses, or liabilities, including reasonable attorneys' fees, to which we may become subject in connection with this engagement. You will not be liable for our negligence. Your obligation for indemnification and reimbursement shall extend to any controlling person of Nicholson-Douglas Realty Consultants, Inc., or any subcontractor, affiliate, or agent.

We reserve the right to include your company/firm name in our client list, but we will maintain the confidentiality of all conversations, documents provided to us, and the contents of our reports, subject to legal or administrative process or proceedings. These conditions can only be modified by written documents executed by both parties.